As filed with the Securities and Exchange Commission on May 21, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2015

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 19, 2015.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:  The stockholders elected eight directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non- Votes
DeAnn L. Brunts	37,050,989	253,639	82,865	12,956,280
Robert C. Cantwell	37,014,006	292,334	81,153	12,956,280
Charles F. Marcy	37,084,128	223,248	80,117	12,956,280
Dennis M. Mullen	37,068,395	237,768	81,330	12,956,280
Cheryl M. Palmer	37,039,160	265,389	82,944	12,956,280
Alfred Poe	36,952,897	343,412	91,184	12,956,280
Steven C. Sherrill	36,992,328	301,408	93,757	12,956,280
David L. Wenner	36,982,954	310,698	93,841	12,956,280

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2015 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
36,343,144	822,430	221,919	12,956,280

Proposal No. 3:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016 (fiscal 2015).

For	Against	Abstain	Broker Non-Votes
49,701,086	529,647	113,040	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 21, 2015	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President,
General Counsel and Secretary